FOR IMMEDIATE RELEASE
Idenix Pharmaceuticals’ Contacts:
Media: Amy Techtmann (617) 995-9004
Investors: Amy Sullivan (617) 995-9838
IDENIX PHARMACEUTICALS REPORTS SECOND QUARTER
AND SIX MONTH FINANCIAL RESULTS
Cambridge, MA — August 3, 2006 — Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of human viral and other infectious diseases, today reported unaudited financial results for the second quarter ended June 30, 2006. At June 30, 2006, Idenix’s cash, cash equivalents and marketable securities totaled $226.7 million.
For the second quarter ended June 30, 2006, Idenix reported total revenues of $19.3 million, compared with total revenues of $16.1 million in the second quarter of 2005. Total revenues consist of reimbursement by Novartis of Idenix expenses incurred in connection with the development of Sebivo™, valtorcitabine and valopicitabine, Idenix’s product candidates for the treatment of hepatitis B virus (HBV) and hepatitis C virus (HCV), and the amortization of the up-front fees received by Idenix in connection with Novartis’ license of Idenix’s hepatitis B and hepatitis C product candidates. Idenix reported a net loss of $14.6 million, or a loss of $0.26 per basic and diluted share for the second quarter ended June 30, 2006, compared to a net loss of $13.4 million, or a loss of $0.28 per basic and diluted share for the second quarter ended June 30, 2005.
For the six months ended June 30, 2006, Idenix reported total revenues of $32.4 million, compared with total revenues of $31.0 million for the six months ended June 30, 2005. The company reported a net loss of $31.8 million, or a loss of $0.57 per basic and diluted share for the six months ended June 30, 2006, compared with a net loss of $22.7 million, or $0.47 per basic and diluted share for the six months ended
June 30, 2005.
“We recently completed the hiring of our U.S. sales force for Sebivo, which marks an important step in the continuing evolution of Idenix from a discovery and development organization to that of a fully integrated pharmaceutical company,” said Jean-Pierre Sommadossi, Ph.D., chairman and chief executive officer of Idenix. “While we prepare for the potential commercial launch of Sebivo, we remain focused on advancing the development of valopicitabine and building our pipeline with potential first- or best-in-class compounds for the treatment of HCV and human immunodeficiency virus (HIV). We plan to file an exploratory investigational new drug (IND) application for two novel non-nucleoside reverse transcriptase inhibitors for the treatment of HIV later this year. The exploratory IND process enables us to gain critical human pharmacokinetic and metabolic insight on two compounds that are nearly indistinguishable in vitro, helping us to identify the most promising candidate earlier in the development process.”
2006 Expectations
The company currently expects to end 2006 with between $170 million and $190 million of cash, cash equivalents and marketable securities.

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Conference Call Information
Idenix will hold a conference call today at 4:30 p.m. EDT. To access the call, please dial (800)774-5358 US/Canada or (706)643-0743 International and enter passcode 2317379. Company management will review financial results, discuss 2006 corporate milestones and update financial guidance. A live webcast of the call will be available on the company’s website www.idenix.com. Please log in approximately 10 minutes before the call to ensure a timely connection.
About Idenix
Idenix Pharmaceuticals, Inc. is a biopharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of human viral and other infectious diseases. Idenix’s current focus is on the treatment of infections caused by HBV, HCV and HIV. Idenix’s headquarters are located in Cambridge, Massachusetts and it has drug discovery and development operations in Montpellier, France and drug discovery operations in Cagliari, Italy. For further information about Idenix, please refer to http://www.idenix.com.
Forward-looking Statement
This press release may contain “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by the use of forward looking terminology such as “prepare for,” “potential,” “development,” “pipeline,” “plan,” “expectations,” “expects,” “will,” and express and implied discussions regarding regulatory submissions and clinical trial development of Sebivo, valtorcitabine and valopicitabine, discovery of second generation HCV product candidates and preclinical development of an HIV product candidate. Such forward-looking statements are subject to numerous factors, risks and uncertainties that may cause actual events or results to differ materially from the company’s current expectations. There can be no guarantee that Sebivo will be approved for commercial sale in the U.S. or major markets. Additionally, there can be no guarantee that any product Idenix is developing will successfully complete necessary clinical development phases, be approved for sale in any market or that, if approved, revenues from sales of such product will reach any specific level. In particular, management’s expectations could be affected by risks and uncertainties relating to the submission and approval, if any, of regulatory filings seeking marketing authorization by the FDA, EMEA, or other regulatory authorities in other jurisdictions; results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the company’s dependence on its collaboration with Novartis Pharma AG; the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; the ability of the company to attract and retain qualified personnel; competition in general; government, industry and general public pricing pressures; and the company’s ability to obtain, maintain and enforce patent and other intellectual property protection for any products we are developing. These and other risks which may impact management’s expectations regarding any product we are developing are described in greater detail under the caption “Risk Factors” in the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2006 and filed with the Securities and Exchange Commission and other filings that the company makes with the Securities and Exchange Commission.
All forward-looking statements reflect Idenix’s expectations only as of the date of this release and should not be relied upon as reflecting the company’s views, expectations or beliefs at any date subsequent to the date of this release. Idenix anticipates that subsequent events and developments may cause these views, expectations and beliefs to change. However, while Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.
Sebivo™, the brand name for telbivudine, is a trademark of Novartis Pharma AG.

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IDENIX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues:
License fees and collaborative research and development — related party	$19,253	$15,983	$32,308	$30,809
Government research grants	60	99	116	176

Total revenues	19,313	16,082	32,424	30,985

Operating expenses (1):
Research and development	24,862	23,190	46,930	41,653

Selling, general and administrative	12,163	7,163	22,803	13,777

Total operating expenses	37,025	30,353	69,733	55,430

Loss from operations	(17,712)	(14,271)	(37,309)	(24,445)
Investment and other income, net	2,519	801	4,654	1,620

Loss before income taxes	(15,193)	(13,470)	(32,655)	(22,825)
Income tax benefit	584	37	864	126

Net loss	$(14,609)	$(13,433)	$(31,791)	$(22,699)

Basic and diluted net loss per share:	($0.26)	($0.28)	($0.57)	($0.47)

Shares used in calculation of basic and diluted net loss per share:	55,991	48,119	55,941	48,038

(1) Stock-based compensation expenses included in operating expenses amounted to approximately:

Research and development	$767	$254	$1,533	$517

Selling, general and administrative	1,335	258	2,697	450

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IDENIX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	June 30,	December 31,
	2006	2005
ASSETS
Cash and cash equivalents	$103,241	$83,733
Marketable securities	64,622	95,579
Receivables from related party	16,305	13,723
Other current assets	7,102	6,550

Total current assets	191,270	199,585
Property and equipment, net	12,783	11,051
Marketable securities, non-current	58,841	62,855
Other assets	3,938	4,166

Total assets	$266,832	$277,657

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$16,988	$22,350
Deferred revenue, related party	13,471	9,695
Other current liabilities	265	471

Total current liabilities	30,724	32,516
Long-term obligations	8,283	9,165
Deferred revenue, related party, net of current position	47,148	29,089

Total liabilities	86,155	70,770
Stockholders’ equity	180,677	206,887

Total liabilities and stockholders’ equity	$266,832	$277,657

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